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CONFORMED COPY

PRECISION CASTPARTS CORP.

NONEMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN

January 1, 1995

(As Amended Through Amendment No. 4)

Precision Castparts Corp. an Oregon corporation 4650 SW Macadam, Suite 240 Portland, Oregon 97201	Company

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PRECISION CASTPARTS CORP.
NONEMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN
January 1, 1995
(As Amended Through Amendment No. 4)

Precision Castparts Corp. an Oregon corporation 4650 SW Macadam, Suite 240 Portland, Oregon 97201	Company

    Members of the Precision Castparts Corp. Board of Directors who are not employees of Precision Castparts Corp. or an affiliate (Nonemployee Directors) are paid cash retainers and meeting fees, for service as directors of the Company (Directors' Fees).

    In order to provide greater incentives for qualified persons to serve as Nonemployee Directors, the Company adopts this plan to allow the Nonemployee Directors to elect from time to time to defer receipt of Directors' Fees.

  1.  Plan Administration

    The Compensation Committee of the Board of Directors of the Company shall appoint one or more employees of the Company as Administrator of the plan. The Administrator shall interpret and administer the plan and for that purpose may make, amend or revoke rules and regulations at any time. The Administrator shall have absolute discretion to carry out responsibilities established under this plan.

  2.  Deferral Elections

      2.1  A Nonemployee Director may elect as provided below to defer all or a specified part of the Directors' Fees payable to the Director. An election shall be in writing on a form provided by the Administrator and shall specify the time and manner of payment of the deferred amounts in accordance with other provisions of this plan.

      2.2  An election to defer Directors' Fees received by the Administrator on or before December 31 of any year shall be effective for fees payable for the succeeding calendar year. A new fee deferral election must be made for each calendar year.

      2.3  In the first year in which a Director becomes eligible to participate in the plan, the newly eligible Director may make an election to defer Directors' Fees payable to the Director for services to be performed subsequent to the election by submitting the election to the Administrator on or before the date of the next regular or special Board of Directors meeting after the Director first becomes eligible. The election shall be effective as of the date of the regular or special Board of Directors meeting on or next after the date the election is made.

      2.4  The Company may withhold from any deferral, or from nondeferred fees payable at the same time, any amounts required by applicable law and regulations.

  3.  Directors' Deferred Fee Accounts

      3.1  The Company shall deduct from Directors' Fees and credit to a Directors' Fee Deferral Account (the Account) each Directors' Fee amount deferred under this plan. The Account shall be credited as of the day the deferred Directors' Fee would otherwise have been paid to the Director.

      3.2  Until full payment of an Account balance has been made to the Director or beneficiaries entitled to the amount identified by the Account (the Participant), the Company shall adjust the

  Account quarterly as of March 31, June 30, September 30 and December 31 (plan fiscal quarter ending dates) for investment performance as follows:

        3.2-1  The investment result shall be determined by the Performance Option selected by the Participant.

        3.2-2  Participants may make the Performance Option selections under 3.2-3 effective as of February 1, May 5, August 1 and November 1 of any plan year. A Performance Option selection shall either apply to all amounts in a Participant's Account, or shall apply only to future deferral amounts, as selected by the Participant. Selections shall be made in writing on a form prescribed by the Administrator.

        3.2-3  Performance Options are designated by the Compensation Committee of the Board of Directors of the Company. Initial Performance Options are as follows:

          (a) S&P 500 Index, as reported in the Wall Street Journal.

          (b) Company Common Stock, as reported in the Wall Street Journal.

          (c) Prime Rate plus 2 Percent, based on the average of the prime rate at Bank of America or its successor in effect on the last business day of each month in the plan fiscal quarter.

        3.2-4  When the S&P 500 Index and the Company Common Stock Performance Options have been selected, amounts deferred during the plan fiscal quarter shall be credited as equivalent shares at the closing price on the day of the deferral. Cash dividends on Company Common Stock shall be applied to equivalent shares held on the record date, and shall be credited as additional equivalent shares based on the closing price on the dividend payment date. Cash dividend yield on the S&P 500 Index shall be applied to all deferrals under the S&P 500 Index Performance Option during the plan fiscal quarter, prorated daily, and shall be credited as additional equivalent shares at the end of the plan fiscal quarter based on the S&P 500 Index closing price on the last day of the plan fiscal quarter. All equivalent shares shall be revalued up or down to the closing price on the last business day of the plan fiscal quarter.

        3.2-5  When the Prime Rate plus 2 Percent Performance Option has been selected, amounts deferred during a plan fiscal quarter shall be adjusted as of the last day of the plan fiscal quarter based on the quarter's average Prime Rate plus 2 Percent, prorated daily.

      3.3  Each Participant's Account shall be maintained on the books of the Company until full payment has been made to the Participant entitled to the amount identified by the Account. No assets shall be set aside or earmarked to fund the Account, which shall be purely a bookkeeping device. It is the intention of the parties that the plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Even if specific assets are set aside or earmarked for Company financial planning purposes or for other reasons, that shall not cause this plan to be a funded employee benefit plan for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

  4.  Time and Manner of Payment

      4.1  Subject to 4.5, 5.1 and 6.3, the Account shall be paid or payment commenced as of the January 31 next after one of the following dates as selected under 4.3:

        (a) The date the Director's service on the Company's Board ends, or

        (b) The expiration of a specified deferral term (minimum five years; maximum 10 years) if later.

      4.2  Subject to 4.5, 5.1 and 6.3, the Account shall be paid in one of the following ways as selected under 4.3:

        (a) In a single lump sum.

        (b) In not more than ten substantially equal annual installments of principal with Performance Option Adjustments, except that the ten-installment limit shall be reduced by the number of years, if any, elected under 4.1(b). For example, the first payment shall be one-fifth of the balance on the December 31 preceding the first payment date, the second shall be one-fourth of the balance on the December 31 preceding the second payment date, and so on. The final payment shall be the remaining balance adjusted to the final January 31 payment date.

      4.3  The time and manner of payment under 4.1 and 4.2 shall be selected by the Director as follows:

        (a) The selection shall be made in the deferral election.

        (b) The selection shall be irrevocable for the portion of the Account attributable to amounts deferred under the election in which the selection is made.

        (c) If the time or method of payment is different under different elections, the Account shall be appropriately divided for distribution.

        (d) Other payment options may be established by the Compensation Committee of the Board of Directors of the Company, and made available prospectively for selection by Directors for future deferrals.

      4.4  The Company may withhold from any payments any income tax or other amounts as required by law.

      4.5  If a Director's service on the Company's Board ends involuntarily (by removal of the Director or by expiration of the Director's term without reappointment) within 12 months after a Change in Control as defined in 9, the Director's Account shall be paid in one lump sum within 30 days after the Directors' service on the Company's Board ends, regardless of the otherwise applicable election. If the payment is on a date other than the end of a quarter, the Director's Account shall be adjusted based on the applicable Performance Option as of the most recent month end.

  5.  Death

      5.1  A Director's Account shall be payable under 5.2 on the Director's death regardless of the provisions of 4.

      5.2  On death of a Director the Account shall be paid in the following order of priority:

        (a) To the surviving beneficiaries designated by the Director in writing to the Administrator in the Director's deferral election(s), or if none then

        (b) To the Director's surviving spouse, or if none then

        (c) To the Director's surviving children in equal shares, or if none then

        (d) To the Director's estate.

      5.3  The manner of payment under 5.2 shall be as follows:

        (a) If the beneficiary is the surviving spouse and the Director elected installments but died before starting to receive payments, the spouse's payments shall begin as soon as practicable and the period selected under 4.2(b) for the Director's payments shall govern. If the Director had already started receiving installments, the surviving spouse shall receive the installments for the remainder of the term selected by the Director.

        (b) If the beneficiary is the surviving spouse and the Director did not elect installments, or if the beneficiary is not the surviving spouse, a lump sum shall be paid as soon as practicable to the beneficiary.

      5.4  On death of a surviving spouse receiving installments under 5.3(a), the Account shall be paid in a single sum to the spouse's estate within 30 days after death.

  6.  Termination; Amendment

      6.1  The Board of Directors of the Company may terminate this plan effective the first day of any calendar year after notice to the Nonemployee Directors. On termination, amounts in an Account shall remain to the credit of the Account, shall continue to be adjusted quarterly and shall be paid in accordance with 4, 5 or 6, as applicable.

      6.2  Subject to 6.3, the Board of Directors of the Company may amend this plan effective the first day of any calendar year after notice to the Nonemployee Directors.

      6.3  The chief executive officer of the Company may amend this plan at any time to make technical, editorial or operational changes on advice of counsel to comply with applicable law or to simplify or clarify the plan. The chief executive officer may delegate the amendment authority.

      6.4  If the Internal Revenue Service rules that any amounts deferred under this plan will be subject to current income tax, all amounts to which the ruling is applicable shall be paid within 30 days to all Participants with Accounts.

  7.  Claims Procedure

      7.1  Any Participant claiming a benefit, requesting an interpretation or ruling under the plan, or requesting information under the plan shall present the request in writing to the Administrator, who shall respond in writing as soon as practicable.

      7.2  If the claim or request is denied, the written notice of denial shall state the following:

        (a) The reasons for denial, with specific reference to the plan provisions on which the denial is based.

        (b) A description of any additional material or information required and an explanation of why it is necessary.

        (c) An explanation of the plan's review procedure.

      7.3  The initial notice of denial shall normally be given within 90 days after receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days.

      7.4  Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice in writing to the Administrator. The original decision shall be reviewed by the Administrator which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

      7.5  The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

  8.  General Provisions

      8.1  All amounts of deferred Directors' Fees under this plan shall remain at all times the unrestricted assets of the Company and the promise to pay the deferred amounts shall at all times remain unfunded as to the Participants. The rights of Participants under the plan shall only be as general creditors of the Company.

      8.2  Any notice under this plan shall be in writing or by electronic means and shall be received when actually delivered or, if mailed, when deposited postpaid as first class mail. Mail should be directed to the Company at the address stated in this plan, to a Director at the address stated in the Director's election, to a beneficiary entitled to benefits at the address stated in the Director's beneficiary designation or to such other address as either party may specify by notice to the other party.

      8.3  The interests of a Director or beneficiary under this plan are personal and no such interest may be assigned, seized by legal process or in any way subjected to the claims of any creditor. The foregoing limitation prohibits, for example, any alienation, anticipation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of a participant or a participant's beneficiary.

  9.  Definition of Change of Control

    For purposes of this plan, a "change in control of the Company" shall be deemed to have occurred if:

          (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

          (b) During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company (the Board), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (c) The stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20 percent of the combined voting power of the Company's then outstanding securities; or

          (d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

  10.  Effective Date

    This plan shall be effective January 1, 1995.

PRECISION CASTPARTS CORP.
By	/s/ R. M. MARVIN
Executed: December 5, 1994
AMENDMENT NO. 1 EXECUTED AS FOLLOWS EFFECTIVE JANUARY 1, 1995:
PRECISION CASTPARTS CORP.
By	/s/ R. M. MARVIN
Executed: December 8, 1995
AMENDMENT NO. 2 EXECUTED AS FOLLOWS EFFECTIVE OCTOBER 1, 1995:
By	/s/ R. M. MARVIN
Executed: December 8, 1995
AMENDMENT NO. 3 EXECUTED AS FOLLOWS EFFECTIVE JANUARY 1, 1995:
PRECISION CASTPARTS CORP.
By	/s/ WILLIAM D. LARSSON William D. Larsson
Executed: March 29, 1996
AMENDMENT NO. 4 EXECUTED AS FOLLOWS EFFECTIVE JANUARY 1, 1998:
PRECISION CASTPARTS CORP.
By	/s/ W. C. MCCORMICK
Executed: December 3, 1997

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